Exhibit 99.1

0 Investor Presentation KBW Community Bank Investor Conference August 2017

1 Statements contained in this investor presentation that are not historical facts may constitute forward - looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 . Such forward - looking statements are subject to significant risks and uncertainties . The Company intends such forward - looking statements to be covered by the safe harbor provisions contained in the Act . The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain . Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, changes in federal and state regulation, actions by our competitors, loan delinquency rates, our ability to control costs and expenses, and other factors that may be described in the Company’s periodic reports as filed with the Securities and Exchange Commission . These risks and uncertainties should be considered in evaluating forward - looking statements and undue reliance should not be placed on such statements . The Company assumes no obligation to update any forward - looking statement except as may be required by applicable law or regulation . Non - GAAP Financial Measures This presentation contains non - GAAP financial measures, which management believes may be helpful in understanding the Company's results of operations or financial position and comparing results over different periods . Non - GAAP measures eliminates the impact of certain items such as intangible assets (when calculation Tangible Book Value) and OREO Expenses and amortization of intangibles assets and also one - time expenses such as merger costs and related data processing termination fees, legal costs, severance pay, accelerated depreciation expense and lease termination fees . Merger related charges represent expenses to either satisfy contractual obligations of acquired entities without any useful benefit to the Company or to convert and consolidate customer records onto the Company platforms . These costs are unique to each transaction based on the contracts in existence at the merger date . These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non - GAAP performance measures that may be presented by other banks and financial institutions . Forward - Looking Statements

2 CB Financial Services Overview

Franchise Summary (NASDAQ: CBFV)

- Top 10 market share in core operating area(1); focused in South Hills market of the Pittsburgh metropolitan area
- Regional economic drivers: financial services, technology, health care, education, energy
- Strong core deposit growth
- Appropriate scale to serve a diversified commercial client base across Southwestern Pennsylvania
- FedFirst acquisition expanded our footprint into Westmoreland and Fayette Counties and expanded our product offering while improving our ability to cross sell
- March 2017 – announced key commercial business development hire and a consultant in the Northern Pittsburgh Metro Market to drive organic loan growth

Corporate Highlights (6/30/2017)

cb Financial Services, Inc.

The Holding Company of Community Bank

Corporate Information	
Branches	**16**
FTEs(2)	**200**
Market Capitalization(3)	**~$110M**
Financial Summary	
Assets	**$872 M**
Total Loans HFI	**$682 M**
Deposits	**$727 M**

Source: SNL Financial as provided by the FDIC. Deposit market share data as of June 30, 2016, as adjusted for acquisitions to the extent discernable.

(1) Core operating area includes Washington, Greene, Westmoreland and Fayette Counties and excludes Allegheny County.

(2) Includes employees of Exchange Underwriters.

(3) Based on closing price of $26.80 per share on July 21, 2017.

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4 CBFV Footprint Source: Google Maps. Note: Map includes limited service facilities.

5 Key Senior Management Pat McCune Ralph Sommers  Chairman  Joined Community Bank in 1979 as EVP  Became President in 1984 and President & CEO in 1988  Board member since 1983 and Chairman since 1999  Director & President  Responsible for new commercial business generation, sales culture and business line integration  Former President, CEO & Director of FedFirst ; previously a Regional President of WSBC  Vice Chairman & CEO  Responsibilities to include day to day organizational oversight  Board member since 1992 and left law practice to become President in 1999 Kevin Lemley  Executive Vice President and Chief Financial Officer  Responsible for financial oversight and new SEC reporting requirements  Joined CBFV in 2011; previously SVP and CFO of Centra Bank Pat O’Brien Rich Boyer Ralph Burchianti  Executive Vice President and Chief Credit Officer  Responsibilities include oversight of credit & underwriting policies for the combined organization  Nearly 30 years of experience with CBFV  Director & Senior Vice President – Insurance Operations  Manages day to day operations of Exchange Underwriters and generates new business  President of Exchange Underwriters since 1989

Attractive Southwestern PA Market

Region Overview

- Franchise encompasses the following counties:
  - Washington
  - Greene
  - Westmoreland
  - Fayette
  - Allegheny

Major Employers in Core Operating Area[1]

WASHINGTON HEALTH SYSTEM

Alpha Natural Resources

GMS MINE REPAIR & MAINTENANCE

CONSOL ENERGY

Excela Health

THE MEADOWS CASINO • RACETRACK • HOTEL

MVH Monongahela Valley Hospital HEALTH CARE

CATERPILLAR

Summary Statistics (5 County Franchise)

- Population of nearly 2 million
- 2016 median household income of approximately $54,646
- Projected household income growth (2017-2022) of 10.6% (vs. 7.3% both in PA and nationally)
- Over 82,000 total businesses located within the operating area

Scarcity of Community Banks in Core Operating Area

Bank	Operating Area[1] Deposit Market Share	Total Bank Assets ($000)[4]
PNC Bank, NA	25.4%	$360,348,645
Citizens Bank, NA	11.5%	118,240,305
First National Bank of PA	9.4%	30,010,076
S&T Bank	6.5%	7,042,631
First Commonwealth Bank[3]	6.2%	7,310,777
KeyBank National Association	6.1%	132,288,338
Washington Financial Bank[2]	5.8%	1,031,299
First Federal SLA of Greene Cty[2]	5.1%	902,279
Community Bank	**4.4%**	**867,166**
cfsbank[2]	2.8%	510,378

Source: SNL Financial for all demographic data, the Pennsylvania Department of Labor and Industry and the Washington County, PA Chamber of Commerce. Summary county statistics are deposit-weighted.
Note: Deposit market share data as of 6/30/16 as adjusted for acquisitions to the extent discernable.

(1) Core operating area excludes Allegheny County.
(2) Mutual institution.
(3) Estimated pro forma for the acquisitions of DCB Financial Corp announced 10/3/16 and closed on 4/3/17.
(4) Bank level assets as of the March 31, 2017 reporting period for all entities.

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7 Regional Economic Drivers Source: U.S. Energy Information Administration. (1) Source: The Economist : “A Summary of the Livability Ranking and Overview” , published August 2014. (2) Per US Geological Survey and Energy Information Administration estimates. Includes natural gas and oil reserves. (3) Source : FRACTRACKER Alliance. (4) Washington (#1), Greene (#4), Fayette (#8) and Westmoreland (#9). Source: PA Department of Environmental Protection. Map of Marcellus / Utica Shale Region CBFV Market Area Pittsburgh  Pittsburgh Metropolitan area » Recent investments in technology industry by Google, Apple and Intel » Healthcare (UPMC & Highmark) » Financial services » 36 colleges & universities produce a highly educated labor force » “Most Livable Place in the Continental US” (1)  Marcellus / Utica Shale » Estimated recoverable reserves of approximately 400 trillion cubic feet equivalent (2) » More than 10,550 active PA wells (3) » 4 of CBFV’s operating counties (4) are among the top 10 in PA well activity, accounting for nearly 1/3 rd of all PA wells

8 Shell Cracker Plant Site Source: The Pittsburgh Post - Gazette, Marcellus Drilling News and Google Earth. (1) Source : Shell. http://www.shell.us/about - us/projects - and - locations/pennsylvania - chemicals - project.html  780 - acre (1) expanse on the southern bank of the Ohio and visible just off Interstate 376  Site specific infrastructure project already completed: » $70M relocation of the Center Township water supply » $60M relocation of Route 18 to accommodate the footprint of the facility; new bridge leading into the site was recently finished » Estimated total expenditures to date of $500 million  On June 7, 2016, Shell Chemical announced it would move forward to complete an ethane cracker plant in Beaver County, PA  Planning and construction on the estimated $6 billion facility is well underway  The project is estimated to employ up to 6,000 people during construction

9 Retail Banking & Wealth Management  25% of deposits are noninterest bearing; nearly 15.5% year over year (1) NIB and NOW deposit growth  Nearly 80% non - time deposits  Excellent branch coverage of Southwestern PA  Wealth management services linked strongly to Marcellus Region footprint Diversified Business Mix Commercial Banking  Focused on improving sales culture  2017 YTD annualized C&I loan growth of approximately 9.2%  Well positioned to serve the needs of local small and medium sized businesses Mortgage Banking  Active mortgage origination platform with dedicated mortgage originators  Legacy FedFirst production has augmented fee revenue Insurance Brokerage  Led by Rich Boyer, a 30+ year industry veteran  Complementary to commercial banking business  Accounts for nearly 50% of fee income (2)  All legacy Exchange Underwriters production staff retained Source: Company documents . (1) Represents the period from 6/30/16 through 6/30/17. Based on period end balance sheet data. (2) For the six months ended 6/30/17 . Note: Fee income defined as noninterest income less net gain on sales of investments .

10 Operations Center Modernization  22,500 ft 2 facility located in the EverGreene Technology Park in Waynesburg, PA; opened in June 2017 f or the first employees  Houses all of finance, deposit and loan operations functions as well as information technology support  Centralizes CBFV’s operations functions in one new state of the art facility increasing collaboration and efficiency and providing the capacity for the future growth of the company  Facilitates attracting and retaining highly qualified employees  2017 Q2 occupancy expense increased $166,000 primarily related to the transition into the new Ralph J. Sommers Jr. Operations Center

11 Financial Performance

Financial Highlights

($000s except per share)	2014 FY 12/31/14	2015 FY 12/31/15	2016 FY 12/31/16	2017 YTD 6/30/17
Balance Sheet				
Total Assets	$846,314	$830,677	$846,075	$872,389
Total Loans HFI	685,646	683,354	681,897	682,345
Total Deposits	697,494	679,299	698,218	727,059
Tangible Common Equity(2)	71,392	77,590	80,697	83,396
Capital Ratios (%)				
Tang. CE / Tang Assets(2)	8.54%	9.45%	9.64%	9.65%
Tier 1 Ratio	11.82	13.11	13.72	13.84
Risk-Based Capital Ratio	13.06	14.17	14.99	15.14
TBV Per Share(2)	$17.53	$19.01	$19.75	$20.40
Asset Quality (%)(1)				
NPAs/ Assets	0.86%	1.32%	1.02%	0.90%
NCOs/ Avg Loans	0.04	0.11	0.11	0.13
Reserves/ Nonaccrual Loans	176	102	178	204
Profitability				
Net Income	$4,292	$8,420	$7,580	$3,505
ROAA	0.72%	1.01%	0.91%	0.82%
ROAE	8.60	9.89	8.48	7.76
ROATCE(2)	9.3	11.7	9.9	9.0
Net Interest Margin	3.47	3.82	3.82	3.59
Efficiency Ratio(2)	67.5	61.4	65.0	67.9
Diluted EPS	$1.63	$2.07	$1.86	$0.85

- Consistently profitable throughout the financial crisis
- Nearly 15.5% year over year(3) increase in core NIB and NOW deposits
- 2017 YTD annualized C&I loan growth of approximately 9.2%
- Cost of funds consistently below PA peers; Cost of Funds increase has lagged Fed Funds rate increases by more than 90bps since 6/30/2015
- Strong asset quality metrics

Source: Company documents and SNL Financial.
(1) NPLs include nonaccrual loans, loans 90+ days past due and TDRs. NPAs include NPLs and OREO.
(2) Non-GAAP financial metric. Please see the appendix to this presentation for non-GAAP reconciliations.
(3) Represents the period from 6/30/16 through 6/30/17. Based on period end balance sheet data.

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13 Net Interest Income 77% Fee Income 23% Balanced Fee Revenue Mix With Opportunity For Continued Improvement Source: Company documents. Note: Fee income defined as noninterest income less net gain on sales of investments. Fee Revenue Mix – YTD 2017  Fee income sources comprise more than 20% of total revenue  Continued opportunity to improve deposit fee income from legacy FedFirst franchise  Wealth management business being incorporated into legacy FedFirst locations  Insurance business being incorporated into all locations Revenue Mix – YTD 2017 Deposit Fees & Sevice Charges 31% Insurance Commissions 49% BOLI Income 6% Other Noninterest Income 14% 2017 YTD Fee Income: $3.9 Million

14 Loan Composition Source: Company documents and SNL Financial; Data is as of 6/30/17. 2017 Q2 Yield on Loans: 4.34%  Balanced loan portfolio  2017 YTD annualized C&I loan growth of approximately 9.2%  No commercial real estate loan concentration issues  Consumer portfolio consists primarily of in - market, prime indirect auto lending 12/31/16 Gross Loans HFI ($682M) 12/3333333331/16 Gross Loans HFI ($682M) 6/30/17 Gross Loans HFI ($682M) Residential RE 39% Commercial RE 29% Construction 3% Commercial and Industrial 12% Consumer 16% Other 1%

15 Source: Company documents; Data is as of 6/30/17. (1) Represents the period from 6/30/16 through 6/30/17. Based on period end balance sheet data. 2017 Q2 Cost of Deposits: 0.37%  Stable, low cost deposit base; 37 bps cost of deposits for the quarter - ended June 30, 2017  Nearly 80% non - time deposits; 6% time deposits >$250,000 and brokered deposits  7.7% year over year (1) increase in total deposits; primarily within low - cost core deposit categories: » 10.7% increase in noninterest bearing deposits » 23.4% increase in NOW accounts Deposit Composition Demand 24.9% NOW 16.7% MMDA & Savings 36.3% Time Deposits >$250,000 6.0% Time Deposits <$250,000 15.7% Brokered Deposits 0.4% 6/30/17 Deposits ($727M)

16 Cost of Funds Source: SNL Financial and company documents. Fed Funds rates as of the period end as provided by SNL Financial. Funding Costs  Net interest margin supported by stable cost of funds  Our stable, low cost core deposit base becomes increasingly important in a rising rate environment  Since 6/30/2015 the Fed Funds rate has increased 98bps as compared to CBFV’s cost of funds which has increased 6bps 0.36% 0.36% 0.36% 0.38% 0.38% 0.39% 0.40% 0.42% 0.42% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 2015Q2 2015Q3 2015Q4 2016Q1 2016Q2 2016Q3 2016Q4 2017Q1 2017Q2 CBFV Fed Funds

17 Nonperforming Assets / Assets (1) Nonperforming Assets / Loans + OREO (1) NCOs / Avg. Loans Source: SNL Financial and company documents, Peers include all commercial banks and bank holding companies headquartered in Pennsylvania with assets $300 million to $1.0 billio n. Excludes mutual institutions and announced merger targets. (1) Non - Performing Assets = Nonaccrual + TDRs + 90 day past due and still accruing + OREO . Strong Asset Quality 0.78% 0.86% 1.32% 1.02% 0.90% 0.90% 0.00% 0.50% 1.00% 1.50% 2.00% 2013Y 2014Y 2015Y 2016Y 2017Q1 2017Q2 CBFV PA Peer Median 1.12% 1.01% 1.58% 1.26% 1.16% 1.15% 0.00% 0.50% 1.00% 1.50% 2.00% 2013Y 2014Y 2015Y 2016Y 2017Q1 2017Q2 CBFV PA Peer Median 0.17% 0.04% 0.11% 0.11% 0.26% 0.00% 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 2013Y 2014Y 2015Y 2016Y 2017Q1 2017Q2 CBFV PA Peer Median ~$2K of net charge - offs in 2Q 2017

18 159% 176% 102% 178% 191% 204% 0% 50% 100% 150% 200% 250% 2013Y 2014Y 2015Y 2016Y 2017Q1 2017Q2 CBFV PA Peer Median Allowance for Loan Losses / Nonaccrual Loans Allowance for Loan Losses / Loans Source: SNL Financial and company documents . Peers include all commercial banks and bank holding companies headquartered in Pennsylvania with assets $300 million to $1.0 bil lion. Excludes mutual institutions and announced merger targets. Reserve Levels Support Capital Strength  Conservative credit culture  Allowance for loan loss balance rebuilt following the acquisition of Fed First  Remaining Fed First credit mark provides additional reserve support  Allowance for loan loss balance plus the remaining Fed First credit mark has remained above 1.3% since the transaction closed in Q4 2014 1.42% 0.76% 0.95% 1.14% 1.15% 1.18% 1.39% 1.43% 1.38% 1.36% 1.34% 0.00% 0.40% 0.80% 1.20% 1.60% 2.00% 2013Y 2014Y 2015Y 2016Y 2017Q1 2017Q2 CBFV Credit Mark PA Peer Median

19 Investment Returns and Potential

20 LTM ROAA (%) Price / LTM EPS Source: SNL Financial and company documents. Pricing data as of 7/21/17. Peers include exchange traded banks headquartered in the Mid - Atlantic and Midwest with assets less than $1.5 billion and at leas t one 2017 earnings per share estimate. Excludes announced merger targets and Marlin Business Services Corp. (1) Estimated earnings per share per consensus research estimates. Potential for Stock Appreciation  In line with peer profitability  Strong balance sheet  Stable market with upside potential on energy price recovery  Dividend yield of 3.31% vs. peer median of 1.18%  Currently trading at a discount to peer earnings and tangible book value multiples Price / Tangible Book Value Price / 2017 EPS (1) 0.83% 0.85% CBFV Exchange Traded Peers 15.1x 17.7x 12.0x 16.0x 20.0x CBFV Exchange Traded Peers 1.34x 1.59x 0.00x 1.00x 2.00x CBFV Exchange Traded Peers 15.8x 16.4x 12.0x 16.0x 20.0x CBFV Exchange Traded Peers

21  Opportunistically grow to over $1.0 billion in total assets in the TriState Area  Create a sales culture which builds full relationships with our commercial business customers  Maintain above peer profitability while continuing to invest for the future  Empower our experienced, high quality employees to provide superior customer service in all aspects of our business  Be the Community Bank of choice in the TriState Area for small and medium sized businesses Strategic Vision for CB Financial Services

22 Appendix

23 Non - GAAP Reconciliations TCE Ratio and Tangible Book Value Per Share Source: Company documents. Efficiency Ratio 6 Months (dollars in thousands, except share data) For the Years Ended Ended 2014 2015 2016 6/30/2017 Stockholders' Equity 81,912$ 86,896$ 89,469$ 91,900$ Intangible Assets (10,520) (9,306) (8,772) (8,504) Tangible Common Equity 71,392$ 77,590$ 80,697$ 83,396$ Total Assets 846,314$ 830,677$ 846,075$ 872,389$ Intangible Assets (10,520) (9,306) (8,772) (8,504) Tangible Assets 835,794$ 821,371$ 837,303$ 863,885$ Shares Outstanding 4,071,462 4,081,017 4,086,625 4,088,025 Tangible Book Value per Share 17.53$ 19.01$ 19.75$ 20.40$ Tangible Common Equity / Tang. Assets 8.54% 9.45% 9.64% 9.65% 6 Months (dollars in thousands) For the Years Ended Ended 2014 2015 2016 6/30/2017 GAAP Non-Interest Expense 16,798$ 22,929$ 23,778$ 12,521$ OREO Income (Expense) 548 196 393 (6) Amortization of Intangibles (89) (535) (535) (267) Non-Recurring Merger Expense (1,979) - - - Operating Non-Interest Expense (Numerator) 15,278$ 22,590$ 23,636$ 12,248$ GAAP Net Interest Income 18,881$ 29,202$ 29,148$ 14,130$ GAAP Non-Interest income 3,818 7,595 7,362 4,042 Realized (Gain) / Loss on Securities (60) - (168) (122) Operating Revenue (Denominator) 22,639$ 36,797$ 36,342$ 18,050$ Efficiency Ratio 67.5% 61.4% 65.0% 67.9%

24 Non - GAAP Reconciliations Return on Average Tangible Common Equity (1) Source: Company documents. (1) Data for the quarter ended 6/30/2017 has been annualized for comparability purposes. 6 Months (dollars in thousands) For the Years Ended Ended 2014 2015 2016 6/30/2017 Net Income 4,292$ 8,420$ 7,580$ 3,505$ Amortization of Intangibles (After Tax) 58 348 348 174 Adjusted Net Income (Numerator) 4,350$ 8,768$ 7,928$ 3,679$ Annualization Factor 1.000 1.000 1.000 2.017 Average Total Equity 49,916$ 85,162$ 89,351$ 91,046$ Average Intangibles (3,203) (10,168) (8,989) (8,619) Average Tangible Common Equity (Denominator) 46,713$ 74,994$ 80,040$ 82,447$ Return on Average Tangible Common Equity 9.3% 11.7% 9.9% 9.0%